UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 20, 2016, H. Stephen Bartlett informed the Board of Directors (the "Board") of Intersections Inc. (the "Company") that he is resigning as a director of the Company effective December 20, 2016.  As a result of Mr. Bartlett's resignation, the audit committee of the Board is currently comprised of only two independent directors.
On December 22, 2016, the Company received a customary letter from the NASDAQ Stock Market ("NASDAQ") noting that, as a result of Mr. Bartlett's resignation, the Company is no longer in compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules, which requires that the audit committee of the Board be comprised of at least three directors who meet certain independence and other requirements. The letter also noted that the Company can rely on the cure period provided by Rule 5605(c)(4) of the NASDAQ Listing Rules, which allows the Company until the earlier of the Company's next annual meeting of stockholders or December 20, 2017 (or, if the Company's next annual meeting of stockholders is held before June 19, 2017, until June 19, 2017) to regain compliance. The Company intends to appoint an additional independent director to the audit committee of the Board prior to the end of the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2016

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer